Exhibit 32.1

SECTION 906
CERTIFICATION OF
PRINCIPAL EXECUTIVE
OFFICER OF UPAY, INC.

In connection with the accompanying Annual Report on Form 10-Q of UPAY, Inc. for the quarter ended May 31, 2022, the undersigned, Jaco C Folscher, Principal Executive Officer/Chief Executive Officer of UPAY, Inc., does hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)  such Quarterly Report on Form 10-Q for the quarter ended May 31, 2022 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)  the information contained in such Quarterly Report on Form 10-Q for the quarter ended May 31, 2022 fairly presents, in all material respects, the financial condition and results of operations of UPAY, Inc.

Date: July 28, 2022

/s/ Jacob C Folscher
Jacob C. Folscher, Chief Executive Officer (Principal Executive Officer)